                                                                    EXHIBIT 25.1


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM T-1
                                    --------

                            STATEMENT OF ELIGIBILITY
                      UNDER THE TRUST INDENTURE ACT OF 1939
                  OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                   OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)

                          ----------------------------

                  BANK ONE TRUST COMPANY, NATIONAL ASSOCIATION
               (EXACT NAME OF TRUSTEE AS SPECIFIED IN ITS CHARTER)

 A NATIONAL BANKING ASSOCIATION                           31-0838515
                                                          (I.R.S. EMPLOYER
                                                          IDENTIFICATION NUMBER)

100 EAST BROAD STREET, COLUMBUS, OHIO                     43271-0181
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                  (ZIP CODE)

                          BANK ONE TRUST COMPANY, N.A.
                                1 BANK ONE PLAZA
                             CHICAGO, ILLINOIS 60670
    ATTN: SANDRA L. CARUBA, FIRST VICE PRESIDENT AND COUNSEL, (312) 336-9436
            (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

                          -----------------------------

                                MASCO CORPORATION
               (EXACT NAME OF OBLIGOR AS SPECIFIED IN ITS CHARTER)


DELAWARE                                                  38-1794485
(STATE OR OTHER JURISDICTION OF                           (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)                            IDENTIFICATION NUMBER)



21001 VAN BORN ROAD
TAYLOR, MICHIGAN                                          48180
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                  (ZIP CODE)


                                DEBT SECURITIES
                        (TITLE OF INDENTURE SECURITIES)

ITEM 1.  GENERAL INFORMATION.  FURNISH THE FOLLOWING
                  INFORMATION AS TO THE TRUSTEE:

                  (a)      NAME AND ADDRESS OF EACH EXAMINING OR
                  SUPERVISING AUTHORITY TO WHICH IT IS SUBJECT.

                  Comptroller of Currency, Washington, D.C.;
                  Federal Deposit Insurance Corporation,
                  Washington, D.C.; The Board of Governors of the Federal Reserve System, Washington D.C.

                  (b)      WHETHER IT IS AUTHORIZED TO EXERCISE
                  CORPORATE TRUST POWERS.

                  The trustee is authorized to exercise corporate trust powers.

ITEM 2.  AFFILIATIONS WITH THE OBLIGOR.  IF THE OBLIGOR
                  IS AN AFFILIATE OF THE TRUSTEE, DESCRIBE EACH
                  SUCH AFFILIATION.

                  No such affiliation exists with the trustee.

ITEM 16. LIST OF EXHIBITS. LIST BELOW ALL EXHIBITS FILED AS A PART OF THIS STATEMENT OF ELIGIBILITY.

                  1. A copy of the articles of association of the trustee now in effect.*

                  2. A copy of the certificate of authority of the trustee to commence business.*

                  3. A copy of the authorization of the trustee to exercise corporate trust powers.*

                  4.  A copy of the existing by-laws of the trustee.*

                  5.  Not Applicable.

                  6.  The consent of the trustee required by
                      Section 321(b) of the Act.

                  7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

                  8.  Not Applicable.

                  9.  Not Applicable.

         Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Bank One Trust Company, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and State of Illinois, on the 27th day of August, 2002.


                      BANK ONE TRUST COMPANY, NATIONAL ASSOCIATION,
                      TRUSTEE


                      BY  /S/SANDRA L. CARUBA
                           SANDRA L. CARUBA
                           FIRST VICE PRESIDENT










* Exhibits 1, 2, 3, and 4 are herein incorporated by reference to Exhibits bearing identical numbers in Item 16 of the Form T-1 of Bank One Trust Company, National Association, filed as Exhibit 25 to the Registration Statement on Form S-3 of Burlington Northern Santa Fe Corporation, filed with the Securities and Exchange Commission on May 10, 2000 (Registration No. 333-36718).

                                    EXHIBIT 6



                       THE CONSENT OF THE TRUSTEE REQUIRED
                          BY SECTION 321(b) OF THE ACT

                                                        August 27, 2002



Securities and Exchange Commission
Washington, D.C. 20549

Ladies and Gentlemen:

In connection with the qualification of an indenture between Masco Corporation and Bank One Trust Company, National Association, as Trustee, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.


                                    Very truly yours,

                                    BANK ONE TRUST COMPANY, NATIONAL ASSOCIATION


                                         BY:       /S/SANDRA L. CARUBA
                                                   SANDRA L. CARUBA
                                                   FIRST VICE PRESIDENT

BANK ONE TRUST COMPANY, N.A.                                  FFIEC 041
--------------------------------                              RC-1
Legal Title of Bank
                                                              10
Columbus
--------------------------------
City

OH                      43271
--------------------------------
State                   Zip Code

FDIC Certificate Number - 21377


CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
AND STATE-CHARTERED SAVINGS BANKS FOR JUNE 30, 2002

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

SCHEDULE RC-BALANCE SHEET



                                                      Dollar Amounts In Thousands  RCON   Bil Mil Thou
----------------------------------------------------------------------------------------------------------
ASSETS

1.  Cash and balances due from depository institutions (from Schedule RC-A):
    a. Noninterest-bearing balances and currency and coin (1) __________________   0081           207,685  1.a
    b. Interest-bearing balances (2) ___________________________________________   0071                 0  1.b
2.  Securities:
    a. Held-to-maturity securities (from Schedule RC-B, column A) ______________   1754                 0  2.a
    b. Available-for-sale securities (from Schedule RC-B, column D) ____________   1773               119  2.b
3.  Federal funds sold and securities purchased under agreements to resell:
    a. Federal funds sold ______________________________________________________   B987           521,098  3.a
    b. Securities purchased under agreements to resell (3) _____________________   B989           808,736  3.b
4.  Loans and lease financing receivables (from Schedule RC-C):
    a. Loans and leases held for sale __________________________________________   5369                 0  4.a
    b. Loans and leases, net of unearned income ________________B528_____130,796                           4.b
    c. LESS: Allowance for loan and lease losses _______________3123_________455                           4.c
    d. Loans and leases, net of unearned income and allowance
       (item 4.b minus 4.c)_____________________________________________________   B529           130,341  4.d
5.  Trading assets (from Schedule RC-D) ________________________________________   3545                 0  5
6.  Premises and fixed assets (including capitalized leases) ___________________   2145            11,715  6
7.  Other real estate owned (from Schedule RC-M) _______________________________   2150                 0  7
8.  Investments in unconsolidated subsidiaries and associated companies
    (from Schedule RC-M) _______________________________________________________   2130                 0  8
9.  Customers' liability to this bank on acceptances outstanding _______________   2155                 0  9
10. Intangible assets
    a. Goodwill ________________________________________________________________   3163                 0  10.a
    b. Other intangible assets (from Schedule RC-M) ____________________________   0426             7,735  10.b
11. Other assets (from Schedule RC-F) __________________________________________   2160           144,909  11
12. Total assets (sum of items 1 through 11) ___________________________________   2170         1,832,338  12


-----
(1) Includes cash items in process of collection and unposted debits.
(2) Includes time certificates of deposit not held for trading.
(3) Includes all securities resale agreements, regardless of maturity.

BANK ONE TRUST COMPANY, N.A.                                           FFIEC 041
------------------------------------                                   RC-2
Legal Title of Bank


FDIC Certificate Number - 21377                                        11


SCHEDULE RC - CONTINUED

                                                      Dollar Amounts In Thousands  RCON   Bil Mil Thou
----------------------------------------------------------------------------------------------------------

LIABILITIES
13. Deposits:
    a. In domestic offices (sum of totals columns A and C from Schedule RC-E)__    2200         1,584,743  13.a
       (1) Noninterest-bearing (1) ____________________________6631___1,036,762                            13.a.1
       (2) Interest-bearing ___________________________________6636_____547,981                            13.a.2
    b. Not applicable
14. Federal funds purchased and securities sold under agreements to repurchase
    a. Federal funds purchased (2) ____________________________________________    B993                 0  14.a
    b. Securities sold under agreements to repurchase (3) _____________________    B995                 0  14.b
15. Trading liabilities (from Schedule RC-D) __________________________________    3548                 0  15
16. Other borrowed money (includes mortgage indebtedness and obligations under
    capitalized leases)(from Schedule RC-M) ___________________________________    3190                 0  16
17. Not applicable
18. Bank's liability on acceptances executed and outstanding __________________    2920                 0  18
19. Subordinated notes and debentures (4) _____________________________________    3200                 0  19
20. Other liabilities (from Schedule RC-G) ____________________________________    2930            35,864  20
21. Total liabilities (sum of items 13 through 20) ____________________________    2948         1,620,607  21
22. Minority interest in consolidated subsidiaries ____________________________    3000                 0  22
EQUITY CAPITAL
23. Perpetual preferred stock and related surplus _____________________________    3838                 0  23
24. Common stock ______________________________________________________________    3230               800  24
25. Surplus (exclude all surplus related to preferred stock) __________________    3839            45,157  25
26. a. Retained earnings ______________________________________________________    3832           165,771  26.a
    b. Accumulated other comprehensive income (5) _____________________________    B530                 3  26.b
27. Other equity capital components (6) _______________________________________    A130                 0  27
28. Total equity capital (sum of items 23 through 27) _________________________    3210           211,731  28
29. Total liabilities, minority interest, and equity capital
    (sum of items 21, 22, and 28)______________________________________________    3300         1,632,338  29


Memorandum
To be reported with the March Report of Condition.
1. Indicate in the box at the right the number of the statement below that best
   describes the most comprehensive level of auditing work performed for the       RCON         Number
   bank by independent external auditors as of any date during 2001 ___________    6724               N/A  M.1


1 = Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank

2 = Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)

3 = Attestation on bank management's assertion on the effectiveness of the bank's internal control over financial reporting by a certified public accounting firm

4 = Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)

5 = Directors' examination of the bank performed by other external auditors
    (may be required by state chartering authority)

6 = Review of the bank's financial statements by external auditors

7 = Compilation of the bank's financial statements by external auditors

8 = Other audit procedures (excluding tax preparation work)

9 = No external audit work



-----
(1) Includes total demand deposits and noninterest-bearing time and savings deposits.

(2) Report overnight Federal Home Loan Bank advances in Schedule RC, item 16, "other borrowed money."

(3) Includes all securities repurchase agreements, regardless of maturity.

(4) Includes limited-life preferred stock and related surplus.

(5) Includes net unrealized holding gains (losses) on available-for-sale securities, accumulated net gains (losses) on cash flow hedges, and minimum pension liability adjustments.

(6) Includes treasury stock and unearned Employee Stock Ownership Plan shares.